UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/4/2012

Zipcar, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35131

Delaware	04-3499525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

25 First Street, 4th Floor

Cambridge, MA 02141

(Address of principal executive offices, including zip code)

(617) 995-4231

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Zipcar (UK) Limited (the “Zipcar UK”), a subsidiary of Zipcar, Inc., currently occupies approximately 7,300 square feet of property located at Second Floor, Melbury House, 49 - 57 Wimbledon Hill Road, London SW19 (the “Leased Property”) under a lease dated October 22, 2008 between Scottish & Newcastle (UK) Limited and Zipcar UK (the “Existing Lease”). The Existing Lease expired on September 1, 2012.

On September 4, 2012, Zipcar UK, Woodcock Brothers (Wimbledon) Limited (“Lessor”) and Heineken UK Limited entered into an Agreement for Surrender of Headlease and Lease, pursuant to which Zipcar UK obtained the right to continue to occupy the Leased Property until September 28, 2012 and Zipcar UK and Lessor agreed to enter into a lease agreement (the “Lease Agreement”) for the Leased Property on or prior to September 28, 2012.

The term of the Lease Agreement will commence on September 28, 2012 (the “Commencement Date”) and will end on January 4, 2020 (the “Termination Date”). Zipcar UK has an option to terminate the Lease Agreement earlier than the Termination Date on either January 4, 2015 or June 30, 2017. Similarly, the Lessor has an option to terminate the Lease Agreement on January 4, 2015.

The annual fixed rent payable quarterly by Zipcar UK from the Commencement Date through October 1, 2013 is £100,123.50 plus VAT and from October 2, 2013 until January 3, 2016 is £200,247 plus VAT. The rent for the remainder of the term of the Lease Agreement will be agreed between Zipcar UK and the Lessor before January 4, 2016. If the parties do not agree on the rent by such date, the matter will be subject to arbitration. After the rent is determined in arbitration, it will have retroactive effect to January 4, 2016. Zipcar UK will provide a security deposit, in an amount of £50,000 plus VAT, which will be returned to Zipcar UK on the earlier of the end of the term, the assignment of the Lease Agreement or January 4, 2015 in accordance with the terms of the Lease Agreement.

Zipcar UK is required to pay a service charge for office, retail, leisure and parking services as provided in the Lease Agreement, which charges are capped at £60,000 per year plus VAT until December 31, 2013 and the cap may be increased by up to 5% each year thereafter.

The foregoing are only summaries of the Agreement for Surrender of Headlease and Lease and the Lease Agreement, which are qualified in their entirety by reference to the Agreement for Surrender of Headlease (to which the form of Lease Agreement is attached as Annex 1), a copy of which is attached hereto as Exhibits 10.1 and is incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zipcar, Inc.

Date: September 7, 2012	By:	/s/ Dean J. Breda
Dean J. Breda
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement for Surrender of Headlease and Lease